UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2023

Progress Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40027	85-3303412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Winthrop Square Penthouse

Boston, MA 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 401-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	PGRWU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	PGRW	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock for an exercise price of $11.50	PGRWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 7, 2023, the board of directors (“Board”) of Progress Acquisition Corporation (the “Company”) determined that, due to the Company’s inability to consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation, as amended (the “Charter”), the Company intends to dissolve and liquidate in accordance with the provisions of its the Charter and will redeem all of the outstanding shares of Class A common stock of the Company that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account, including interest earned on the Company’s trust account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares.

The per share redemption price is currently being calculated. The Company has estimated it to be approximately $10.29, and will file an amended Current Report on Form 8-K to disclose the final amount if it is materially different from the estimated amount.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after May 8, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its shares of outstanding Class B common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company has notified the Nasdaq Stock Market LLC of the anticipated liquidation and dissolution of the Company and has requested that Nasdaq (A) suspend trading of the Company’s shares of Class A common stock, warrants and units, each unit consisting of one Public Share and one-half of one warrant (the units, together with the Class A common stock and the warrants, the “Securities”) effective after the closing of trading on May 9, 2023, and (B) file with the Securities and Exchange Commission a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2023	PROGRESS ACQUISITION CORP.

	By:	/s/ David Arslanian
		Name:	David Arslanian
		Title:	Chief Executive Officer

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